Exhibit No. (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-49050, 33-58402, 33-64689, 333-02607, 333-06996, 333-17367, 333-43647, 333-94139, 333-51922, 333-61010, 333-62358, 333-89314, 333-104099 and 333-115347 all on Form S-8 and No. 333-105990 on Form S-3 of our reports dated February 20, 2007 relating to the consolidated financial statements and financial statement schedule of Kimberly-Clark Corporation and subsidiaries (which report expresses an unqualified opinion on those financial statements and financial statement schedule and included an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 1, 2006, the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, on December 31, 2006, and the adoption of Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, on December 31, 2005), and management’s report of the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Kimberly-Clark Corporation for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Dallas, Texas
February 22, 2007